Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3ASR No. 333-283045) of Chimera Investment Corporation, filed with the SEC on November 7, 2024,
(2) Registration Statement (Form S-3D No. 333-261463) of Chimera Investment Corporation, filed with the SEC on December 2, 2021,
(3) Registration Statement (Form S-8 POS No. 333-209248) pertaining to the 2023 Equity Incentive Plan of Chimera Investment Corporation, filed with the SEC on August 4, 2023, and
(4) Registration Statement (Form S-8 No. 333- 273679) pertaining to the 2023 Equity Incentive Plan of Chimera Investment Corporation, filed with the SEC on August 4, 2023;

of our reports dated February 19, 2025, with respect to the consolidated financial statements of Chimera Investment Corporation and the effectiveness of internal control over financial reporting of Chimera Investment Corporation included in this Annual Report (Form 10-K) of Chimera Investment Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New York, New York

February 19, 2025